 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2015

BOURBON BROTHERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_______________________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2015, the Company's 51% owned subsidiary Southern Hospitality Denver, LLC ("SH Denver") entered into a Sixth Amendment to its Franchise Agreement (the "FA") with SH Franchising & Licensing LLC (the "Franchisor") in connection with the opening of two Southern Hospitality restaurants in Colorado Springs, Colorado.  Under the FA, SH Denver partially assigned its rights to Southern Hospitality Northgate, LLC, a 51% owned subsidiary of the Company, and Southern Hospitality Tejon, LLC, a wholly-owned subsidiary of the Company, to use the Franchisor's marks, business methods, proprietary products, confidential information and intellectual property to operate a Southern Hospitality restaurant.  In addition, pursuant to the FA, the Franchisor waived certain initial fees in connection with these restaurant locations in Colorado Springs, Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of January 2015.

Bourbon Brothers Holding Corporation

By:	/s/ Mitchell Roth
Mitchell Roth, President